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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report and to all other references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas

July 24, 1997